Exhibit 99.1

Boise Cascade Company
1111 West Jefferson Street Ste 300 PO Box 50 Boise, ID 83728
T 208-384-6161 F 208-331-5757
News Release

Media Contact	Investor Relations Contact
John Sahlberg	Wayne Rancourt
208-384-6451	208-384-6073
For Immediate Release: March 16, 2016

Boise Cascade Company Receives Antitrust Clearance for Engineered
Lumber Acquisition

BOISE, Idaho – Boise Cascade Company (NYSE: BCC) has received antitrust clearance from the United States Department of Justice to proceed with its previously announced acquisition of Georgia-Pacific LLC’s engineered lumber production facilities located at Thorsby, Alabama and Roxboro, North Carolina. The Company plans to complete the acquisition by the end of March 2016.

About Boise Cascade
Boise Cascade is one of the largest producers of plywood and engineered wood products in North America and a leading U.S. wholesale distributor of building products. For more information, please visit our website at www.bc.com